                                                                     EXHIBIT 2.2

THE SECURITIES REPRESENTED BY THIS AGREEMENT ARE SUBJECT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT, BUT ARE OR WILL BE OFFERED PURSUANT TO CLAIMED EXEMPTIONS THEREFROM. THE SECURITIES GRANTED HEREBY MAY NOT BE TRANSFERED TO OR BE EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON," AS DEFINED UNDER REGULATION S OF THE ACT, UNLESS SUCH TRANSFER OR ISSUANCE OF SECURITIES IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS AGREEMENT ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.


                             PUT AND CALL AGREEMENT

         This PUT AND CALL AGREEMENT ("AGREEMENT") is entered into this      day
of              2000 by and between Coda Music Technology, Inc., a Minnesota corporation ("CODA") and certain shareholders and option and warrant holders ("SHAREHOLDERS") of Net4Music S.A., a French corporation ("NET4MUSIC"), as listed on Schedule A, which schedule is attached hereto and incorporated into this Agreement. Coda and the Shareholders are sometimes collectively referred to herein as "PARTIES."

                                    RECITALS

         WHEREAS, the Shareholders desire to grant Coda certain rights with regard to the purchase of shares of Net4Music common stock which the Shareholders now own and/or are entitled to receive upon the Shareholders' exercise of certain options and warrants to purchase Net4Music common stock (as set forth in Schedule A) (collectively "TRANSFER SHARES"); and

         WHEREAS, Coda desires to provide each Shareholder with certain rights with regard to the purchase of shares of Coda common stock, which rights may be exercised by each Shareholder in exchange for all of such Shareholder's Transfer Shares.

                                    AGREEMENT

         NOW, THEREFORE, the Parties hereby agree, represent and warrant as follows:

1. Shareholders' Right to Acquire Coda Common Stock.

         (a) Exchange Option. Coda hereby grants each individual Shareholder the right to acquire from Coda ("PUT RIGHT"), in exchange for all of such Shareholder's Transfer Shares, an amount of shares of Coda common stock equal to the product of (i) such Shareholder's Transfer Shares (as set forth on Schedule
A hereto) multiplied by (ii)       , which is the Conversion Ratio specified in
the Stock Purchase Agreement between Coda and specified shareholders of
Net4Music dated August    , 2000 ("CONVERSION RATIO"). The Put Right shall
expire on the fifth anniversary of the date of this Agreement ("EXPIRATION
DATE").

         (b) Conditions.

         (1) The Put Right may be exercised by a Shareholder, in whole but not in part, by delivering written notice of exercise (in the form attached hereto) ("EXERCISE NOTICE") delivered to Coda at the principal office of Coda prior to the Expiration Date and accompanied or preceded by an instrument sufficient to transfer the Transfer Shares to Coda free and clear of any and all claims and encumbrances ("TRANSFER INSTRUMENT").

         (2) Subject to the provisions of the next paragraph, certificates for the shares of Coda common stock acquired by each Shareholder upon exercise of the Put Right ("CODA SHARES") shall be delivered to each Shareholder within a reasonable time, not exceeding fifteen (15) days after such Shareholder exercises the Put Right. The Coda Shares shall be deemed to be issued to each Shareholder as of the close of business on the date on which Coda receives the Exercise Notice and the Transfer Instrument.

         (3) No Voting Rights. A Shareholder shall not be entitled to any voting rights or other rights as a shareholder of Coda until such time as the Coda Shares are issued to the Shareholder.

         (c) Anti-dilution Adjustments. In case Coda shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in common stock, the Conversion Ratio in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding common stock shall be combined into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.

         (d) No Transferability. The Put Rights granted to each Shareholder shall not be transferable, in any manner or amount, by the Shareholders.

         (e) Lockup Period for Coda Shares. Each Shareholder agrees, for the benefit of Coda, that such Shareholder will not, for a period of 270 days from the effective date of this Agreement ("LOCKUP PERIOD") (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Coda Shares beneficially held by such Shareholder during the Lockup Period or (ii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Coda Shares. The foregoing lockup shall not prohibit, during the Lockup Period, gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.

         (f) Fractional Shares. No fractional Coda Shares and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in connection with the exercise of any Shareholder's Put Right. Fractional Share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Coda. If the exercise of any Shareholder's Put Right gives rise to any fractional Coda Shares, Coda will redeem such fractional Coda shares based upon the closing price on The Nasadaq Stock Market of Coda common stock on the date of such Shareholder's Exercise Notice. Payment for any such fractional Coda Shares shall be made within five (5) calendar days following the date of such Shareholder's Exercise Notice; provided, however, that no payment shall be made for fractional shares if payment is for less than $1.00.

2. Coda's Right to Acquire the Transfer Shares. Each Shareholder hereby grants Coda the right to acquire ("CALL RIGHT") such Shareholder's Transfer Shares in exchange for the Coda Shares that such Shareholder would have been entitled to receive if such Shareholder had exercised his/her/its Put Right on the date Coda exercises its Call Right. Coda's Call Rights shall become exercisable on the earlier of (i) the Termination Date or (ii) the approval by the Board of Directors of Coda of any capital reorganization or reclassification of the capital stock of Coda, or consolidation or merger of Coda with another corporation, or the sale of all or substantially all of Coda's assets to another corporation shall be effected in such a way that holders of Coda common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock. Coda's Call Right shall remain exercisable until the earlier of the end of a 60-day period following the Termination Date or the closing of any such reorganization, reclassification, consolidation, merger or sale.

3. Shareholder Representations. Each Shareholder, severally and not jointly, represents and warrants to, and covenants and agrees with Coda as follows:

         (a) Title to Net4Music Stock; Authority of the Shareholders. Each Shareholder has, and will maintain for the duration of this Agreement, valid and unencumbered title to (or the right to acquire valid and unencumbered title to) all of such Shareholder's Transfer Shares, free and clear of any liens. Each Shareholder has full legal and equitable right, power and authority (without the consent or approval of any other person) to enter into this Agreement and to perform all of his or her obligations under this Agreement. Each Shareholder understands and acknowledges that Coda, Net4Music and their respective counsel will be acting in material reliance upon the truth and accuracy of all representations of the Shareholder set forth in this Agreement or in any schedule delivered pursuant to this Agreement.

         (b) Binding Obligation. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized and approved by all requisite corporate, partnership, or other action on the part of each Shareholder that is not a natural person. Each Shareholder has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the actions contemplated hereby. This Agreement, when executed and delivered, will constitute the valid and binding obligation of each of the Shareholders, enforceable in accordance with its respective terms except as may be limited by laws affecting creditors rights generally or by judicial limitations on the right to specific performance or other equitable remedies.

         (c) Consents Required. The execution and delivery of this Agreement, the transfer of the Transfer Shares, and the consummation of the transactions contemplated hereby in compliance with the terms and provisions hereof, by each of the Shareholders will not:

                  (i) Conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of any Shareholder that is not a natural person, or any material instrument, agreement, mortgage, lease, judgment, order, award, decree or other instrument or restriction to which such Shareholder is a party or by which any such Shareholder or any of its assets is bound or affected;

                  (ii) Require any affirmative approval, consent, authorization or other order or action of any court, governmental authority, regulatory body, creditor or any other person except for spousal consents that are set forth at the foot of this Agreement; or

                  (iii) Give any party with rights under any such material instrument, agreement, mortgage, lease, judgment, order, award, decree or other instrument or restriction the right to terminate, modify or otherwise change the rights or obligations of the Shareholder thereunder.

         (d) Regulation S.

         (1) Each Shareholder certifies that he/she/it is not a "U.S. Person" as that term is defined in Regulation S of the Act, and is not acquiring the securities for the account or benefit of any U.S. Person, or else is a U.S. Person purchasing securities in a transaction that does not require registration under the Act.

         (2) Each Shareholder agrees to exercise his/her/its Put Right, if at all, only in accordance with the provisions of Regulation S, in conjunction with a registration under the Act, or pursuant to an available exemption from such registration, and further agrees not to engage in hedging transactions with regard to Coda Shares unless in compliance with the Act.

4. Covenants of Coda. Coda covenants and agrees that all Coda Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Coda further covenants and agrees that during the period within which the Put and Call Rights may be exercised, Coda will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the Put or Call Rights a sufficient number of shares of common stock to provide for the exercise of the Put or Call Rights represented by this Agreement.

5. Resale Registration.

         (a) Within ninety (90) days of the execution of this Agreement, Coda shall prepare and file a registration statement on Form S-3 as a "shelf" registration statement under Rule 415 of the Act covering the resale of all Coda Shares, and shall use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission (the "COMMISSION") as soon as practicable after filing. Coda shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5 in any particular jurisdiction in which Coda would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless Coda is already subject to service in such jurisdiction and except as may be required by the Act.

         (b) All Registration Expenses (as defined below) incurred in connection with any registration, qualification or compliance pursuant to this Section shall be borne by Coda. All

Selling Expenses (as defined below) relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Section, including, without limitation, all registration, qualification, filing fees, fees and disbursements of counsel for Coda, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses. "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Coda Shares and all fees and disbursements of counsel for any holder of the Coda Shares.

         (c) Coda will keep each seller of Coda Shares advised in writing as to the initiation of the registration pursuant to this Section and as to the completion thereof. At its expense, Coda will use its best efforts to:

                  (i) Keep such registration effective until the termination of each Shareholder's rights granted under this Section 5 as provided below;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                  (iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a seller of Coda Shares from time to time may reasonably request;

                  (iv) Notify each seller of Coda Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, subject to subsection (d) below, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Coda Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (v) Cause all such Coda Shares registered thereunder to be listed on each securities exchange or market on which similar securities issued by Coda are then listed; and

                  (vi) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

         (d) Coda may delay preparing, filing and distributing any registration statement or prospectus or any supplement or amendment thereto, if Coda determines in good faith that such action might, in the reasonable judgment of Coda, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by Coda (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of Coda's stockholders at such time. Coda will give prompt notice (a "STANDSTILL NOTICE") of any such delay, which delay shall not extend for a period of more than ninety
(90) business days without the written consent of the holders of a majority of the Coda Shares. In the event that Coda provides the holders of Coda Shares with a Standstill Notice, each such holder agrees that he, she or it will not sell or otherwise transfer any Coda Shares or rights thereto during the delay period pursuant to the prospectus covered by the registration statement.

         (e) Coda will indemnify each holder of Coda Shares, each of its officers, directors and partners, legal counsel and accountants and each person controlling such holder within the meaning of Section 15 of the Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section, against all expenses, claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) (collectively, "CLAIMS") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Coda of the Act or any rule or regulation thereunder applicable to Coda and relating to action or inaction required of Coda in connection with any such registration, qualification, or compliance, and will reimburse each such holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any Claim other than Claims that arise out of or are based on, and in conformity with, any untrue statement or omission based upon written information furnished to Coda by such holder and stated to be specifically for use therein.

         (f) Each holder of Coda Shares will, if Coda Shares held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Coda, each of its directors, officers, partners, legal counsel and accountants, each other such holder of Coda Shares, and each of their officers, directors, and partners, and each person controlling such holder, against all Claims arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Coda and such holders, directors, officers, partners, legal counsel and accountants, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Coda by such holder; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any Claims if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld).

         (g) Each party entitled to indemnification under subsection (e) or (f) above (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such Claim, provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under subsection (e) or (f) above, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any Claim, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such Claim.

         (h) If the indemnification provided for in subsection (e) or (f) above is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Claim as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (i) Each holder of Coda Shares shall furnish to Coda such information regarding such holder and the distribution proposed by such holder, if any, as Coda may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section.

         (j) No holder of Coda Shares shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section.

         (k) The right of any Shareholder to register such Shareholder's Coda Shares under this Section 5 shall terminate on the earlier of: (i) the date on which such Shareholder's shares are eligible for sale pursuant to Rule 144; or
(ii) the sale or other disposition by such Shareholder of all of such holder's Coda Shares.

6. Miscellaneous.

(a). Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of common stock). Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Unless otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) ten (10) days after deposit in a mail system within the jurisdiction of the sender's residence, or (iv) two (2) days after deposit with an internationally recognized courier. All such notices and other communications shall be sent to the addresses reflected on the signature pages hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Coda, and the holders of at all of the Transfer Shares.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement and the documents referred to herein constitute the complete and final agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(i) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereto-for or thereafter occurring. Any waiver, permit consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

CODA MUSIC TECHNOLOGY, INC.




By
  ---------------------------------------------------
Its
   --------------------------------------------------

SHAREHOLDERS:


Individuals:


-----------------------------------------------------
(Printed Name)



-----------------------------------------------------
(Signature)



-----------------------------------------------------
(Printed Name of Joint Owner or Spouse)



-----------------------------------------------------
(Signature of Joint Owner or Spouse)


Entities:



-----------------------------------------------------
(Printed Name of Entity)



By
  ---------------------------------------------------
Its
   --------------------------------------------------


Address


-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

                                   SCHEDULE A

                          SCHEDULE OF SHAREHOLDERS AND
                                 TRANSFER SHARES

------------------------------------------------------------------------------------------------------------------------------------
NAME OF SHAREHOLDER                      NET4MUSIC COMMON            NET4MUSIC COMMON STOCK ISSUABLE       TOTAL SHARES BENEFICIALLY
                                         STOCK OWNED                 PURSUANT TO                           OWNED (TERMED TRANSFER
                                                                     OPTIONS OR WARRANTS                   SHARES)
------------------------------------------------------------------------------------------------------------------------------------
CLAUDE POLETTI                              1,040,000                         294,400                              1,334,400
------------------------------------------------------------------------------------------------------------------------------------
FINANCE & STRATEGIE                          100,000                            ----                                100,000
------------------------------------------------------------------------------------------------------------------------------------
INNOVAFRANCE FCPI                           1,207,800                           ----                               1,207,800
------------------------------------------------------------------------------------------------------------------------------------
REUBEN JEFFREY                                57,500                            ----                                 57,500
------------------------------------------------------------------------------------------------------------------------------------
INNOVAFRANCE 99 FCPI                         614,944                            ----                                614,933
------------------------------------------------------------------------------------------------------------------------------------
FLORENCE RIBES                                27,952                            ----                                 27,952
------------------------------------------------------------------------------------------------------------------------------------
JEAN FRANCOIS CARRERAS                        3,075                             ----                                 3,075
------------------------------------------------------------------------------------------------------------------------------------
PATRICK DUNAUD                                3,075                             ----                                 3,075
------------------------------------------------------------------------------------------------------------------------------------
TATIANA SOKOLOW                               3.075                             ----                                 3,075
------------------------------------------------------------------------------------------------------------------------------------
VINCENT CHOVE                                 1,745                             ----                                 1,745
------------------------------------------------------------------------------------------------------------------------------------
PIERRE MICHEL                                 1,745                             ----                                 1,745
------------------------------------------------------------------------------------------------------------------------------------
FRANCOIS LOMBARD                              1,745                             ----                                 1,745
------------------------------------------------------------------------------------------------------------------------------------
AYMARD DE LASTEYRIE                           1,745                             ----                                 1,745
------------------------------------------------------------------------------------------------------------------------------------
FRANCOIS DULIEGE                              50,000                          830,400                               880,400
------------------------------------------------------------------------------------------------------------------------------------
MICHEL GIRER                                  30,000                          210,000                               240,000
------------------------------------------------------------------------------------------------------------------------------------
BENJAMIN SCHWARZ                              10,000                          100,000                               110,000
------------------------------------------------------------------------------------------------------------------------------------
AYMERIC PICHEVIN                              10,000                           85,489                                95,489
------------------------------------------------------------------------------------------------------------------------------------
PHILIPPE DE SILVA                              ----                            75,489                                75,489
------------------------------------------------------------------------------------------------------------------------------------
STEPHANE DONIKIAN                              ----                            75,489                                75,489
------------------------------------------------------------------------------------------------------------------------------------
NICOLAS HEUZE                                 10,000                           65,000                                75,000
------------------------------------------------------------------------------------------------------------------------------------
LAURENT GIRER                                  ----                            30,000                                30,000
------------------------------------------------------------------------------------------------------------------------------------
DAVID RAUX                                     ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
GERALD ROUVIER                                 ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
JACKY LELEU                                   5,000                            20,000                                25,000
------------------------------------------------------------------------------------------------------------------------------------
LAURA HOENIGSBERG                              ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
LAURENT BAUER                                  ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
MARC RAKOTOMALALA                              ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
PIERRE MARET                                   ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
RENAN SCHONBERG                                ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
FRANCOIS LAUSTRIAT                             ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
JL DANJOU                                      ----                            20,000                                20,000
------------------------------------------------------------------------------------------------------------------------------------
BAPTISTE ABOULIAN                              ----                            10,000                                10,000
------------------------------------------------------------------------------------------------------------------------------------
GILLES COUTIN                                  ----                            10,000                                10,000
------------------------------------------------------------------------------------------------------------------------------------
MARIE BEAUCHAUD                                ----                            10,000                                10,000
------------------------------------------------------------------------------------------------------------------------------------
DINO TOMBA                                     ----                            10,000                                10,000
------------------------------------------------------------------------------------------------------------------------------------
CLEMENT COUPEAU                                ----                            5,000                                 5,000
------------------------------------------------------------------------------------------------------------------------------------
ORANGE SA                                      ----                           210,000                               210,000
------------------------------------------------------------------------------------------------------------------------------------
JED CONSEIL                                    ----                            36,000                                36,000
------------------------------------------------------------------------------------------------------------------------------------
PIERRE JOURDAN                                 ----                            24,000                                24,000
------------------------------------------------------------------------------------------------------------------------------------
THIBAULT BEUVE                                5,000                            5,000                                 10,000
------------------------------------------------------------------------------------------------------------------------------------

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To:      CODA MUSIC TECHNOLOGY, INC.



NOTICE OF EXERCISE OF PUT RIGHT --

The undersigned hereby irrevocably elects to exercise his/her/its Put Right,
granted pursuant to Section 1 of the Put and Call Agreement dated            ,
2000, to exchange such person's shares of Net4Music S.A. common stock for an amount of shares of Coda Music Technology, Inc. common stock, such amount being calculated in accordance with Section 1 of such Agreement, and requests that certificates for such shares shall be issued in the name of


                                            ------------------------------------
                                                       (Print Name)


The undersigned hereby certifies that (1) he/she/it is not a "U.S. Person" as that term is defined in Regulation S to the Securities and Exchange Act of 1933, as amended, and the Put Right is not being exercised on behalf of a U.S. Person or (2) that the undersigned has delivered a written opinion of counsel to Coda to the effect that the Coda Shares have been registered under the Act or are exempt from registration thereunder.


                                Address:

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                                            Entity Name* (if applicable)

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Date:           , 20                        By*
     ----------     --                         ---------------------------------
                                              Its
                                                 -------------------------------

*An entity's name (for entity Shareholders) and an individual's signature (for natural Shareholders) must correspond to the Shareholder's name as contained in Schedule A in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.


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